FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered into as of the 12th day of August, 1996, by and between Olmstead Properties, Inc., a New York corporation ("Purchaser"), 45 West 45th Street Limited Partnership, an Illinois limited partnership ("Seller") and The Balcor Company, a Delaware corporation.

                               R E C I T A L S:

     A. Purchaser, Seller and Balcor have entered into that certain Agreement of Sale dated as of July 29, 1996 ("Purchase Agreement") with respect to the purchase and sale of 45 West 45th Street, New York, New York.

     B. Purchaser, Seller and Balcor desire to amend the Purchase Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

     2. In the event of any inconsistency between the terms and the provisions of the Purchase Agreement and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern and control.

     3. Paragraph 3A(e) of the Purchase Agreement is amended by inserting the phrase "based on the Existing Survey" immediately after the phrase "survey reading" and before the close parenthesis and by deleting exception number 4.

     4. Notwithstanding the provisions of Section 4A of the Purchase Agreement, Seller, rather than Purchaser, shall pay for the cost of the documentary or transfer stamps and other costs and transfer taxes described in said Paragraph 4A, other than charges of the Title Insurer which are to be paid by Purchaser.

     5. The Title Commitment and other due diligence materials and investigations disclose various alleged violations with respect to the Property.

          (a) With respect to the alleged May 8, 1990 elevator violation and June 16, 1988 ECB Violation with respect to bathroom renovations, Seller shall either cause such violations to be remedied and discharged of record or at Closing Purchaser shall receive a credit in the amount of $2,000 with respect to the May 8, 1990 elevator violation and a credit in the amount of $10,000 with respect to the June 16, 1988 ECB Violation, in each case, in the event not remedied and discharged of record.

          (b) Purchaser and Seller acknowledge that a current environmental report for the property will not be available for another week to ten days. Purchaser agrees to deliver to Seller a copy of the report in the event the report reveals remediation for which Purchaser requests Seller to contribute to the cost thereof. In the event the environmental report discloses environmental conditions with respect to which the engineer recommends remediation and which were not disclosed in the Existing Report, and the cost to perform such remediation, as reasonably determined by Purchaser and Seller, is not greater than $50,000, then (a) Closing shall occur as provided in the Purchase Agreement, as amended hereby, and (b) Purchaser shall be responsible for the first $25,000 of such costs and Seller agrees to provide to Purchaser a credit at closing equal to the amount by which the estimated cost of remediation exceeds $25,000, said credit not to exceed $25,000. In the event the reasonably estimated cost to remediate conditions not disclosed in the Existing Report exceeds $50,000, then Purchaser shall have the right either to terminate the Agreement by written notice to Seller given no later than three business days after Purchaser has received the new environmental report or to acquire the Property subject to such conditions with a credit against the Purchase Price of $25,000.

          (c) Seller agrees to use its commercially reasonable efforts to remove all other violations disclosed in writing to Seller prior to Closing provided Seller shall not be obligated to expend any funds or incur liability in an amount in excess of $5,000 in the aggregate in connection therewith.

          (d) With respect to the Local Law 10 Filing and the Class E system approval, Seller agrees to cause the filing to be made and approval obtained and, subject to the following sentence with respect to the Local Law 10 Filing, to correct any hazardous conditions identified in the filing or in the approval. Notwithstanding the foregoing, with respect to any hazardous condition disclosed in the Local Law 10 Filing, Seller shall not be obligated to expend any funds or incur any liability in an amount in excess of $10,000 in the aggregate. It shall be a condition to Purchaser's obligation to close that the Class E system approval has been issued and delivered to Purchaser and the Local Law 10 Filing filed (with evidence thereof furnished to Purchaser) and all material hazardous conditions corrected.

          (e) Seller's sole liability, and Purchaser's sole remedies, with respect to the violations described above and all other violations of which Purchaser has knowledge as of the date hereof, shall be as set forth in clauses
(a), (b), (c) and (d) above.

     6. The Closing Date shall be November 12, 1996 provided Purchaser shall have the right to extend the Closing Date to a date no later than December 12, 1996 provided Purchaser delivers to Seller written notice no later than October 26, 1996 and pays to Seller, on or before November 8, 1996, the amount of $200,000 which shall be applied toward the Purchase Price and which amount shall be deemed "Additional Earnest Money".

     7. No later than fourteen (14) days prior to the Closing Date, Seller agrees to deliver notice of cancellation to the parties to the Service Contracts identified on Exhibit G which are cancelable on 30 day's notice or less and which are identified in writing by Purchaser to Seller. In addition, Seller agrees not to enter into any new service contracts or except as provided in the preceding sentence with respect to termination, modify any existing service contracts, which new service contract or amendment would be binding on Purchaser.

     8. (a) Paragraph 16.B(vi) is deleted in its entirety and the following is substituted therefor:

     "Seller has not either directly or through its agents, and other third parties, entered into any contract with any labor organization or service provider (other than those listed on Exhibit G) regarding the Property, nor is it permitted to do so through the Closing Date"; and

          (b) Paragraph 16.B(vii) is amended by deleting the phrase "and updated as of the Closing Date".

     9. On the Closing Date, Seller shall assign to Purchaser all of Seller's right, title and interest if any, in and to all tax certiorari proceedings and the right to receive payment as a result thereof. Purchaser agrees to indemnify, defend and hold Seller and all Affiliates of Seller harmless from any and all liability, costs, and expense (including without limitation reasonable attorney's fees, court costs and costs of appeal), suffered or incurred by Seller or Affiliates of Seller as a result thereof, including, without limitation, claims of current and prior tenants of the Property.
Seller agrees to cooperate, at no cost, expense or liability to Seller, with Purchaser in connection with the tax certiorari proceedings, if any, including, without limitation, making the books and records relating to the tax certiorari proceedings available to the New York City Law Department should they request an examination of the same.

     10. Seller agrees to cooperate with Purchaser in Purchaser's effort to obtain financing for the Property provided in no event shall Seller be obligated to incur any liability or expend any funds in connection therewith. Without limiting the generality of the foregoing, Seller agrees to cooperate in an effort to obtain non-disturbance agreements from tenants of the Property including, without limitation, First Dept., Leo Wolleman and Steve
Schwartzapfel.   It shall not be a condition to Purchaser's obligation to close the transaction that non-disturbance agreements are obtained.

     11. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     12. Exhibit K is modified to reflect that the reference to "Service Contracts" as defined therein shall be limited to only those Service Contracts set forth on Exhibit G which have not been cancelled on or before the Closing Date as provided in Paragraph 7 hereof and those service contracts entered into after the date hereof with Purchaser's consent as provided in Paragraph 7 hereof.

     13. Supplementing Paragraph 18 of the Purchase Agreement and without limiting the provisions contained therein, Seller agrees to use commercially reasonable efforts (but without any obligation to expend any funds or incur any liability) to obtain Tenant Certificates from all of the tenants of the Property.

     14. Except as amended hereby, the Purchase Agreement remains unmodified and in full force and effect, including, without limitation, Paragraphs 2, 7 and 10 thereof.

Seller shall give purchaser a credit against the Purchase Price at closing of $75,000.00 representing rent credits due Weber's, Buller Owens and First Dept., as well as a construction credit due Weber's.

                         PURCHASER:

                         OLMSTEAD PROPERTIES, INC., a New York corporation

                         By:   /s/ Samuel Rosenblatt
                              -------------------------------------
                         Name:     Samuel Rosenblatt
                              -------------------------------------
                         Its:      President
                              -------------------------------------

                         SELLER:

                         45 W. 45TH STREET LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By: 45 W. 45TH Street Partners, Inc., an Illinois corporation, its general partner

                              By:   /s/ James E. Mendelson
                                   -------------------------------------
                              Name:     James E. Mendelson
                                   -------------------------------------
                              Its:      Authorized Rep.
                                   -------------------------------------

                         BALCOR:

                         THE BALCOR COMPANY, a Delaware corporation

                         By:   /s/ James E. Mendelson
                              --------------------------------------
                         Name:     James E. Mendelson
                              --------------------------------------
                         Its:      Authorized Rep.
                              --------------------------------------